Exhibit 10.24

Execution Copy

STOCK SUBSCRIPTION AGREEMENT

STOCK SUBSCRIPTION AGREEMENT, dated as of June 30, 2003, between Travel Transaction Processing Corporation, a Delaware corporation (“Holding”), and Ontario Teachers’ Pension Plan Board, a corporation without share capital organized under the laws of Ontario, Canada (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of Holding (the “Board”) wishes to offer to the Purchaser the aggregate number of shares of the Class A Common Stock, par value $.01 per share, of Holding (the “Class A Common Shares”) and the Class B Common Stock, par value $.01 per share, of Holding (the “Class B Common Shares” and together with the Class A Common Shares, the “Common Shares”) set forth on the signature page hereof at the purchase price provided on such signature page;

WHEREAS, the Board wishes to offer to the Purchaser the aggregate number of shares of the 10% Series A Cumulative Compounding Preferred Stock, par value $.01 per share, of Holding set forth on the signature page hereof (the “Preferred Shares” and together with the Common Shares, the “Shares”) at the purchase price provided on such signature page;

NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

1.                                       Purchase and Sale of Shares.

(a)                                  Purchase of Shares.  Subject to all of the terms and conditions of this Agreement, the Purchaser hereby subscribes for and shall purchase, and Holding shall sell to the Purchaser, the Class A Common Shares at the purchase price indicated for Class A Common Shares on the signature page, the Class B Common Shares at the purchase price indicated for Class B Common Shares on the signature page and the Preferred Shares at the purchase price indicated for Preferred Shares on the signature page, each at the Closing provided for in Section 4(a) hereof.  Notwithstanding anything in this Agreement to the contrary, Holding shall have no obligation to sell any Shares to any person who is a resident of a jurisdiction in which the sale of Shares to such person would constitute a violation of the securities, “blue sky” or other laws of such jurisdiction.

(b)                                 Consideration.  Subject to all of the terms and conditions of this Agreement, the Purchaser shall deliver to Holding at the Closing (as defined in Section 4(a) hereof) immediately available funds in the amount of the aggregate purchase price set forth on the signature page hereof.

2.                                       Repurchase of Class A Common Stock.  Subject to all of the terms and conditions of this Agreement, at the Closing, the Purchaser shall sell to Holding, and Holding shall repurchase from the Purchaser, thirty (30) shares of the Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), of Holding and ten (10) shares of the Class B Common Stock, par value $.01 per share, of Holding, each at a purchase price of $1.00 per share.

3.                                       Equity Fees and Reimbursement of Expenses.  Holding hereby agrees to pay to the Purchaser or its designee at the Closing in immediately available funds (i) an equity placement fee in the amount of $5,600,000 and (ii) an equity commitment ticking fee in the amount of $233,333, in each case plus reasonable out-of-pocket expenses (collectively, the “Equity Fees”).  In addition, Holding agrees to reimburse the Purchaser for reasonable out-of-pocket expenses incurred in connection with its continuing investment in Holding, including, without limitation, all expenses incurred in connection with the negotiation, preparation, authorization, execution and delivery of the Partnership Interest Purchase Agreement dated as of March 3, 2003 by and among Delta Air Lines, Inc., NWA, Inc., American Airlines, Inc., NewCRS Limited, Inc., Worldspan, L.P. and Holding, as amended, the consummation of the transactions contemplated thereby and the debt and equity financing transactions related thereto.

4.                                       Closing.

(a)                                  Time and Place.  Except as otherwise mutually agreed by Holding and the Purchaser, the closing (the “Closing”) of the transactions contemplated by this Agreement shall be held at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York at 10:00 a.m. (New York time) on the date hereof.

(b)                                 Deliveries by Holding.  At the Closing, Holding shall deliver to the Purchaser (i) stock certificates registered in the Purchaser’s name and representing the Shares, which certificates shall bear the legends set forth in Section 5(b) and (ii) the Equity Fees.

(c)                                  Delivery by the Purchaser.  At the Closing, the Purchaser shall deliver to Holding the consideration referred to in Section 1(b) hereof.

5.                                       Purchaser’s Representations, Warranties and Covenants.

(a)                                  Investment Intention.  The Purchaser represents and warrants that the Purchaser is acquiring the Shares solely for the Purchaser’s own account for investment and not with a view to or for sale in connection with any distribution thereof.  The Purchaser agrees that the Purchaser will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Shares), except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, and in compliance with applicable state and foreign securities or “blue sky” laws.  The Purchaser further understands, acknowledges and agrees that none of the Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of (i) this Agreement, (ii) Section 2.1 of the Stockholders

Agreement, dated as of the date hereof, among Holding, Citigroup Venture Capital Equity Partners, L.P., a Delaware limited partnership (“CVC Equity”), CVC/SSB Employee Fund, L.P., a Delaware limited partnership (“CVC Employee Fund”), CVC Executive Fund LLC, a Delaware limited liability company (“CVC Executive Fund”), Court Square Capital Limited, a Delaware corporation (“Court Square”), the Purchaser and certain other stockholders of Holding (as amended from time to time, the “Stockholders Agreement”) and (iii) Section 5 of the Registration Rights Agreement, dated as of the date hereof, among Holding, CVC Equity, CVC Employee Fund, CVC Executive Fund, Court Square, the Purchaser and certain other stockholders of Holding (as amended from time to time, the “Registration Rights Agreement”) shall have been complied with or have expired.

(b)                                 Legends.  The Purchaser acknowledges that the certificates representing the Shares shall bear the following legends or other appropriate legends:

(i)                                     “THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IS RECEIVED IN A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii)                                  “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (A) THE TRANSFER AND OTHER PROVISIONS OF A STOCK SUBSCRIPTION AGREEMENT, DATED AS OF JUNE 30, 2003; (B) THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 30, 2003, AMONG THE ISSUER AND CERTAIN STOCKHOLDERS OF THE ISSUER (THE “STOCKHOLDERS AGREEMENT”) AND (C) A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JUNE 30, 2003, AMONG THE ISSUER AND CERTAIN STOCKHOLDERS OF THE ISSUER (THE “REGISTRATION RIGHTS AGREEMENT”) AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE STOCK SUBSCRIPTION AGREEMENT, THE STOCKHOLDERS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE ISSUER.  NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE ISSUER, AND SUCH TRANSFER SHALL BE VOIDABLE, UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENTS.”

(iii)                               “THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OR SERIES OF SHARES AUTHORIZED TO BE ISSUED AND

THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”

(c)                                  Securities Law Matters.  The Purchaser acknowledges receipt of advice from Holding that (i) the Shares have not been registered under the Securities Act based on an exemption provided under the Securities Act or qualified under any state or foreign securities or “blue sky” laws, (ii) it is not anticipated that there will be any public market for the Shares, (iii) the Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under the Securities Act and such state laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act (“Rule 144”) is not presently available with respect to the sales of the Shares, and Holding has made no covenant to make Rule 144 available, (v) when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in accordance with the terms and conditions of such Rule, this Agreement, the Stockholders Agreement and the Registration Rights Agreement, (vi) Holding does not plan to file reports with the Commission or make public information concerning Holding available unless required to do so by law or in connection with its financing arrangements, (vii) if the exemption afforded by Rule 144 is not available, sales of the Shares may be difficult to effect because of the absence of public information concerning Holding, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Shares and (ix) a notation shall be made in the appropriate records of Holding indicating that the Shares are subject to restrictions on transfer set forth in Section 2.1 of the Stockholders Agreement and Section 5 of the Registration Rights Agreement and, if Holding should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Shares.

(d)                                 Compliance with Rule 144.  When and if the Shares may be disposed of without registration in reliance upon Rule 144, the Purchaser shall transmit to Holding an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as Holding may reasonably require to assure compliance with Rule 144 in connection with such disposition.

(e)                                  Ability to Bear Risk.  The Purchaser represents and warrants that (i) the financial situation of the Purchaser is such that the Purchaser can afford to bear the economic risk of holding the Shares for an indefinite period and (ii) the Purchaser can afford to suffer the complete loss of the Purchaser’s investment in the Shares.

(f)                                    Accredited Investor.  The Purchaser represents and warrants that it qualifies as an “Accredited Investor” under Regulation D promulgated under the Securities Act.  The Purchaser agrees to furnish such documents and to comply with such reasonable requests of Holding as may be necessary to substantiate the Purchaser’s status as a qualifying investor in connection with this private offering of Shares to the Purchaser.  The Purchaser represents and warrants that all information contained in such documents and any other written materials concerning the status of the Purchaser furnished by the Purchaser to Holding in connection with such requests will be true, complete and correct in all material respects.

(g)                                 Other Rights and Obligations.  The Purchaser shall be entitled to the rights and subject to the obligations created under the Registration Rights Agreement and the Stockholders Agreement, each to the extent set forth therein.

6.                                       Representations and Warranties of Holding.  Holding represents and warrants to the Purchaser that (a) Holding has been duly incorporated and is an existing corporation in good standing under the laws of the State of  Delaware, (b) this Agreement has been duly authorized, executed and delivered by Holding and constitutes a valid and legally binding obligation of Holding enforceable against Holding in accordance with its terms, and (c) the Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

7.                                       Repurchase Upon Stock Issuances to Management Investors.

(a)                                  Repurchase Right in Connection with Restricted Stock Issuances.  In the event that Holding issues and sells shares of its Class A Common Stock to any member of management of Holding or any of its subsidiaries (hereinafter referred to as a “Subsequent Management Investor”), as “Restricted Stock” pursuant to its Stock Incentive Plan, Holding shall have the right and option at any time and from time to time to repurchase from the Purchaser such number of Class A Common Shares equal to forty percent (40%) of the Class A Common Stock to be sold to such Subsequent Management Investor, at a purchase price equal to the price paid by such Subsequent Management Investor for such Class A Common Stock at the time of issuance of such Class A Common Stock (but in no event at a price less than $.31914894 per Class A Common Share) multiplied by the number of Class A Common Shares repurchased from the Purchaser; provided, however, that Holding may not exercise such right unless it simultaneously exercises its right to repurchase from Court Square pursuant to the Stock Subscription Agreement, dated as of the date hereof, among Holding, CVC Equity, CVC Employee Fund, CVC Executive Fund, Court Square and the other investors named therein (the “CVC Subscription Agreement”) such number of shares of Class A Common Stock equal to sixty percent (60%) of the Class A Common Stock to be sold to such Subsequent Management Investor.  The number of Class A Common Shares and Preferred Shares to be repurchased pursuant to this Section 7(a) shall not exceed 930,600 Class A Common Shares.  Subsequent Management Investors shall be required to execute a Restricted Stock Subscription Agreement substantially in the form attached to Holding’s Stock Incentive Plan as Exhibit C and to agree to be bound by the Stockholders Agreement.

(b)                                 Repurchase Right in Connection with Non-Restricted Stock Issuances.  In the event that Holding issues and sells shares of its Class A Common Stock and 10% Series A Cumulative Compounding Preferred Stock, par value $.01 per share (“Series A Preferred Stock”), to any Subsequent Management Investor, Holding shall have the right and option at any time and from time to time to repurchase from the Purchaser such number of Class A Common Shares and Preferred Shares equal to forty percent (40%) of the Class A Common Stock and forty percent (40%) of the Series A Preferred Stock, respectively, to be sold to such Subsequent Management Investor, at a purchase price equal to the price paid by such Subsequent Management Investor for such Class A Common Stock and Series A Preferred Stock at the time of issuance of such Class A Common Stock and Series A Preferred Stock (but in no event at a price less than $.31914894 per Class A Common Share and $1,000 per Preferred Share plus accrued and unpaid dividends thereon through the date of repurchase) multiplied by the number of Class A Common Shares and Preferred Shares, respectively, repurchased from the Purchaser; provided, however, that Holding may not exercise such right unless it simultaneously exercises its right to repurchase from CVC Equity, CVC Employee Fund and CVC Executive Fund pursuant to the CVC Subscription Agreement such number of shares of Class A Common Stock and Series A Preferred Stock equal to sixty percent (60%) of the Class A Common Stock and sixty percent (60%) of the Series A Preferred Stock, respectively, to be sold to such Subsequent Management Investor.  The number of Class A Common Shares and Preferred Shares to be repurchased pursuant to this Section 7(b) shall not exceed 50,256 Class A Common Shares and 183.961 Preferred Shares, and any repurchase of such Class A Common Shares and Preferred Shares shall be made pro rata between Class A Common Shares and Preferred Shares in proportion to the aggregate number of Class A Common Shares and Preferred Shares subject to the repurchase right contained in this Section 7(b).  Subsequent Management Investors shall be required to purchase Class A Common Stock and Series A Preferred Stock in the same proportion of Class A Common Stock to Series A Preferred Stock, to execute a Management Stock Subscription Agreement substantially in the form of those being entered into with certain members of management on the date hereof and to agree to be bound by the Stockholders Agreement.

(c)                                  Repurchase Right After One Year.  In the event that Holding does not repurchase all of the Class A Common Shares that Holding is entitled to repurchase pursuant to Section 7(a) within one (1) year of the date hereof, Holding shall have the right and option at any time and from time to time for ninety (90) days after the first anniversary of the date hereof to repurchase from the Purchaser any or all of the remaining Class A Common Shares not repurchased pursuant Section 7(a) at a purchase price equal to $.31914894 per Class A Common Share multiplied by the number of Class A Common Shares repurchased from the Purchaser; provided, however, that Holding may not exercise such right unless it simultaneously exercises its right to repurchase from Court Square pursuant to the CVC Subscription Agreement such number of shares of Class A Common Stock equal to sixty percent (60%) of the aggregate number of shares of Class A Common Stock to be repurchased pursuant to this Section 7(c) and the CVC Subscription Agreement.

(d)                                 Mechanics.  Any repurchase pursuant to this Section 7 shall be exercised by written notice to the Purchaser signed by an officer of Holding on behalf of Holding or by its designee(s), as the case may be.  Such notice shall set forth the number of Class A Common Shares and Preferred Shares desired to be purchased and shall set forth a time and place of closing which shall be no earlier than 10 days and no later than 30 days after the date such notice is sent.  At such closing, the Purchaser shall deliver the certificates evidencing the number of Class A Common Shares and Preferred Shares to be repurchased by Holding and/or its designee(s), accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to Holding and/or its designee(s) good title to such of the Class A Common Shares and Preferred Shares to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, the Stockholders Agreement and the Registration Rights Agreement, and concurrently with such delivery, Holding and/or its designee(s) shall deliver to the Purchaser the full amount of the repurchase price for such Class A Common Shares and Preferred Shares in immediately available funds.

8.                                       Liability.  Except as the Purchaser may otherwise agree in writing after the date hereof:  (i) the Purchaser shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly:  (A) engage in the same or similar business activities or lines of business as Holding or any its subsidiaries, including those competing with Holding or any of its subsidiaries and (B) do business with any client or customer of Holdings or any of its subsidiaries; (ii) neither the Purchaser nor any officer, director, employee, partner, affiliate or associated entity thereof shall be liable to Holding or any of its subsidiaries or affiliates for breach of any duty (contractual or otherwise) by reason of any such activities of or of such person’s participation therein; and (iii) in the event that the Purchaser acquires knowledge of a potential transaction or matter that may be a corporate opportunity for Holding or any of its subsidiaries, on the one hand, and the Purchaser, on the other hand, or any other person, the Purchaser shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to Holding or any of its subsidiaries and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to Holding, any of its subsidiaries or any of their affiliates for breach of any duty (contractual or otherwise) by reasons of the fact that the Purchaser directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to Holding or any of its subsidiaries.

9.                                       Indemnification.  The parties hereto hereby acknowledge and confirm that only CVC Equity and/or its affiliates shall render services to Holding of the nature and type described in the Advisory Agreement dated as June 30, 2003 by and between Holding and CVC Management LLC.  Notwithstanding the foregoing, the Purchaser may provide advice or counsel to Holding solely in its capacity as a significant equity owner of Holding.  In such event, Holding and its subsidiaries shall defend, indemnify and hold harmless the Purchaser, its affiliates, members, partners, employees and agents from and against any and all loss, liability, damage or expenses arising from any claim by any person with respect to, or in any way related to, such advice or counsel.

10.                                 Miscellaneous.

(a)                                  Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such mail delivery, to Holding, or the Purchaser, as the case may be, at the following addresses or to such other address as Holding or the Purchaser, as the case may be, shall specify by notice to the others:

(i)                                     if to Holding, to it at:

300 Galleria Parkway, N.W.
Atlanta, Georgia 30339
Fax:  (770) 563-7878
Attention:  General Counsel

(ii)                                  if to the Purchaser, to it at:

5650 Yonge Street
Toronto, Ontario M2M 4H5
Fax:  (416) 730-5082
Attention:  Shael J. Dolman

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.  Copies of any notice or other communication given under this Agreement shall also be given to:

Citigroup Venture Capital Equity Partners, L.P.
399 Park Avenue, 14th Floor
New York, New York 10022
Fax:  (212) 888-2940
Attention:  Joseph M. Silvestri

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, Pennsylvania  19103
Fax:  (215) 994-2222
Attention:  Geraldine A. Sinatra

Debevoise & Plimpton
919 Third Avenue
New York, New York  10022
Fax:  (212) 909-6836
Attention:  Margaret A. Davenport

(b)                                 Binding Effect; Benefits.  This Agreement shall be binding upon the parties to this Agreement and their respective successors and assigns and shall inure to the benefit of the parties to the Agreement and their respective permitted successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c)                                  Waiver; Amendment.

(i)                                     Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)                                  Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Purchaser and Holding.

(d)                                 Entire Agreement.  This Agreement, together with the Stockholders Agreement and the Registration Rights Agreement, is the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements, understandings, documents, statements, representations and warranties, oral or written, express or implied, between the parties hereto and their respective subsidiaries, representatives and agents in respect of the subject matter hereof.

(e)                                  Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Purchaser without the prior written consent of Holding.

(f)                                    Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF DELAWARE SPECIFICALLY AND MANDATORILY APPLIES.

(g)                                 Survival.  Section 5 (relating to the Purchaser’s representations, warranties and covenants) and Section 6 (relating to Holding’s representations and warranties) shall survive any termination of this Agreement.

(h)                                 Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(i)                                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, Holding and the Purchaser have executed this Agreement as of the date first above written.

HOLDING:

TRAVEL TRANSACTION PROCESSING CORPORATION

By:	/s/ Rakesh Gangwal
Name: Rakesh Gangwal
Title: President and Chief Executive Officer

THE PURCHASER:

ONTARIO TEACHERS’ PENSION PLAN BOARD

By:	/s/ Shael J. Dolman
Name: Shael J. Dolman
Title: Portfolio Manager

Total Number of Class A Common Shares to be Purchased:	24,453,409
Purchase Price per Class A Common Share:	$.31914894

Total Number of Class B Common Shares to be Purchased:	11,000,000
Purchase Price per Class B Common Share:	$.31914894

Total Number of Preferred Shares to be Purchased:	126,370.382
Purchase Price per Preferred Share:	$1,000

Aggregate Cash Purchase Price:	$137,685,300